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                            Certification Pursuant to
                      Section 906 of the Sarbanes-Oxley Act
                                       and
             Rule 30a-2(b) under the Investment Company Act of 1940

I, Brent D. Baird, Chief Executive Officer of First Carolina Investors, Inc. (the "Registrant"), certify that:

l. The Form N-CSRS of the Registrant (this "Report") for the period ended June 30, 2006 fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

      The Registrant has no designated chief financial officer.

Dated:  September 8, 2006

                                                      /s/ Brent D. Baird
                                                      -----------------------
                                                      Brent D. Baird
                                                      Chief Executive Officer


A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by 906, has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.